EXHIBIT 16.1

ERNST & YOUNG LLP  o 1451 California Avenue            o   Phone:   650.496.1600
                     Palo Alto, California 94304           Fax:     650.496.4660





                                December 12, 1997





Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

       We have read Item 4 of Form 8-K dated December 9, 1997, of Sunrise Technologies International, Inc. and are in agreement with the statements contained in the first paragraph on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                          Yours truly,



                                                          /s/ Ernst & Young LLP
                                                          ---------------------

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.